POWER OF ATTORNEY

I, Kelly A. Romano, hereby authorize and designate:
--Monica M. Gaudiosi, Vice President and General Counsel, Secretary --Jessica A. Milner, Vice President-Law, UGI International, LLC
--Pamela A. Meredith, Senior Counsel
--Joshua Samples, Associate Counsel
--Jean M. Jones, Senior Paralegal

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as a Director of UGI Corporation and its affiliates.
 The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of UGI Corporation and its affiliates under Section 16 of the Act.

Date: January 30, 2019	    /s/ Kelly A. Romano
 			    Name:  Kelly A. Romano

STATE OF PENNSYLVANIA
COUNTY OF CHESTER

On this 30 day of January, 2019, Kelly A. Romano personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Shelly Oates
Notary Public
My Commission Expires:  October 26, 2020